UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Unless the context otherwise requires, references in this report to “we,” “our” and similar terms refer to Pixelworks, Inc. and its subsidiaries. References to “Company” refer to Pixelworks, Inc., an Oregon corporation and references to “PWSH” are to Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. For purposes of this report, amounts in Renminbi, or RMB, have been translated into U.S. dollars solely for the convenience of the reader. The translations have been made at the conversion rate of RMB 6.484 to U.S. $1.00 effective as of August 9, 2021 (source: State Administration of Foreign Exchange of the People’s Republic of China).

Item 1.01     Entry into a Definitive Material Agreement.

On August 9, 2021 the Company and its subsidiary, PWSH, entered into a Capital Increase Agreement with certain private equity and strategic investors based in China (Shanghai MTM Equity Investment Fund Partnership (L.P.), Qingdao MTM Venture Capital Partnership (L.P.), Hangzhou Canaan Creative Information Technology Limited, VeriSilicon Microelectronics (Shanghai) Co., Ltd, and Beijing E-town Changhou Display Chip Venture Capital Center (a limited partnership affiliated with Chipone Technology)) (collectively, the “Investors”) and certain entities which collectively are owned by approximately 75% of the employees of PWSH and its subsidiaries (Ting Xin Lan (Shanghai) Management Consulting Partnership, Xuan Xin Miao (Shanghai) Management Consulting Partnership, Yi Xin Ran (Shanghai) Management Consulting Partnership, and Chunhe Hong Kong Limited)(collectively, the “ESOP”)(none of the employees are a named executive officer of the Company). An affiliate of the MTM entities, MTM-Xinhe Investment Limited, purchased shares of common stock from the Company on December 15, 2020, pursuant to an Amended and Restated Securities Purchase Agreement.

Under this agreement, the purchasers have agreed to pay to PWSH, subject to certain closing conditions, certain amounts in RMB in exchange for an equity position in PWSH. More specifically:

–The ESOP have agreed to pay a total of RMB 79.7 million ($12.3 million USD) in exchange for an equity interest in PWSH of 5.95%, based on a pre-money valuation of PWSH of RMB 1.12 billion ($172.7 million USD), a discount of 30% from the valuation paid by the Investors.
–The Investors have agreed to pay a total of RMB 200 million ($30.8 million USD) in exchange for an equity interest in PWSH of 10.45%, based on a pre-money value of PWSH of RMB 1.6 billion ($246.8 million USD).

The closing conditions include receipt of all required governmental approvals and the completion of certain elements of the PWSH realignment plan described below and in Item 8.01. Following the closing, which is expected in August of 2021, the Company would continue to hold 83.6% of PWSH. The total net proceeds raised by PWSH would be RMB 279.7 million ($43.1 million USD).

Company and PWSH have entered into the Capital Increase Agreement in support of the Company’s strategic plan of re-aligning its mobile, projector, and video delivery businesses with its stakeholder base and to enable PWSH to seek to become qualified to file an application for an initial public offering on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd, known as the STAR Market, (the “Listing”) at some point in the future. Under the Capital Increase Agreement, PWSH has agreed to attempt to complete all requirements to qualify for a Listing such that the Listing is consummated prior to a certain date (for the Investors, June 30, 2024, and for the ESOP, December 31, 2024); the current intent of PWSH is to consummate the Listing in the first half of 2023. If PWSH has not consummated the Listing before those dates, or if it seriously violates the Capital Increase Agreement such that a Listing by such dates becomes impossible, the respective purchasers may elect to require that PWSH repurchase the purchaser’s respective equity interest for a price equal to the initial purchase price paid by the purchaser plus annual simple interest (for the Investors, at a rate of 3%; for the ESOP, at a rate of 5%).

Under the Capital Increase Agreement, the purchasers will have some additional rights: a liquidation preference in PWSH, a right to co-sell their interest in PWSH along with the Company on the same terms and conditions as the Company, a right to participate on a pro rata basis in any future financing rounds of PWSH, and the Company’s agreement while it remains an owner of PWSH and for two (2) years thereafter to not compete with the business of PWSH (i.e., the design, manufacture and sale of visual display processing semiconductors and custom application specific integrated circuits ("ASIC") solutions for video applications, advanced media processing, and the efficient delivery and streaming of video in the target markets of smartphones, tablets, digital projection systems, high-quality video infrastructure equipment, and over-the-air (OTA) streaming devices), nor solicit or otherwise cause any of PWSH’s core employees or customers to end their relationship with PWSH. These rights all expire on the Listing date.

Please see below under “Item 8.01 Other Events” for further information about the Listing and our strategic plan.

Item 8.01     Other Events.

The Company has engaged in a strategic plan to re-align its mobile, projector, and video delivery businesses to improve their focus on the Asia-centered customer and employee stakeholders of those businesses. The global center of the mobile, projector, and video delivery businesses continues to be in Asia, and the steps taken by the Company to date and going forward are intended to improve its ability to access capital, customers, and talent. The Company has operated its primary R&D center in Asia for over 15 years and feels that the time is right to take advantage of that existing footprint and develop PWSH as a full profit-and-loss center underneath the Company for the mobile, projector, and video delivery businesses. Most of these steps have been completed or will be completed before the end of 2021. The Company has been advised by Orient Securities Investment Banking Co., Ltd. on this strategic plan. Needham & Company also served as co-advisor.

This plan will further enable PWSH to seek qualification to file an application for an initial public offering on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd, known as the STAR Market (the “Listing”). The Company believes that the Listing will have many benefits, including improved access to new capital markets and the funding of its growth worldwide. The Company presently intends to qualify PWSH to apply for the Listing so that the Listing is consummated in the first half of 2023. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. There is no guarantee that PWSH will be approved for a Listing at any point in the future.

The Company will continue to maintain its global headquarters in the United States and operate its TrueCut business, as well as other licensing businesses, out of that headquarters. The Company is committed to maintaining its listing on the Nasdaq Global Market.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the sale of PWSH securities to purchasers, including the timing thereof, the expected proceeds and use thereof, and the resulting ownership of PWSH; the Company’s strategic plan of re-aligning its mobile, projector, and video delivery businesses and timing and expectations related thereto, including the Listing and timing and benefits thereof, including improved access to new capital markets and the funding of its growth worldwide; and the Company’s expectations regarding its global headquarters, its listing on the Nasdaq Global Market, and its plans with respect to its TrueCut and licensing businesses. These statements are based on management’s current expectations. Forward-looking statements involve certain risks and uncertainties, and actual results and the timing of events may differ materially from those discussed or implied in any such statement. These risks include, but are not limited to the Company’s ability to execute on its strategy; competitive factors; the success of Company’s products in expanded markets; current global health and economic challenges, including the impact of COVID-19; changes in Company’s target markets, including as to demand; changes in the requirements for listing on the STAR Market; and other risks related to the Company’s business and operations as are discussed under the heading “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements herein have been made as of the date hereof and are based on information available to the Company as of the date hereof. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	August 9, 2021	/s/ Elias N. Nader
Elias N. Nader Vice President and Chief Financial Officer